Exhibit 99.1

FINANCIAL STATEMENTS

Augmentix Corporation

Years Ended December 31, 2007 and 2006

Augmentix Corporation

Financial Statements

Years Ended December 31, 2007 and 2006

Report of Independent Auditors

The Board of Directors

Augmentix Corporation

We have audited the accompanying balance sheets of Augmentix Corporation (the Company) as of December 31, 2007 and 2006, and the related statements of operations, stockholders’ equity (deficit), and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Company’s internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Augmentix Corporation at December 31, 2007 and 2006, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States.

As discussed in Note 1 to the financial statements, the Company’s recurring losses from operations and cash used in operations raise substantial doubt about its ability to continue as a going concern. Management’s plans as to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

As discussed in Note 2 to the consolidated financial statements, effective January 1, 2006, the Company changed its method of accounting for stock-based compensation to conform to Statement of Financial Accounting Standards No. 123(R), “Share-Based Payment”.

April 11, 2008 Austin, TX

/S/ Ernst & Young LLP

Augmentix Corporation

Balance Sheets

	December 31,
	2007	2006
Assets
Current assets:
Cash and cash equivalents	$114,614	$668,019
Trade accounts receivable, net of provision for doubtful accounts of $6,503 in 2007 and 2006	3,511,526	785,044
Inventory, net	2,232,275	1,971,508
Prepaid expenses and other current assets	49,139	24,478

Total current assets	5,907,554	3,449,049
Property and equipment, net	808,246	150,816

Total assets	$6,715,800	$3,599,865

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$3,405,259	$767,103
Accrued expenses	883,366	261,539
Accrued restructuring costs - current portion	16,017	26,957
Deferred revenue	84,885	198,649
Current portion of notes payable	916,666	159,833
Revolving debt, net of discount	2,717,857	—

Total current liabilities	8,024,050	1,414,081
Long-term liabilities:
Accrued restructuring costs – long-term portion	—	17,089
Notes payable, less current portion	—	799,167

Total long-term liabilities	—	816,256
Redeemable Convertible Series A Preferred Stock, $.001 par value, 10,241,666 shares designated; 10,000,000 shares issued and outstanding; aggregate liquidation preference of $5,059,397	4,877,081	4,365,684
Redeemable Convertible Series B-1 Preferred Stock, $.001 par value, 4,464,285 shares designated; 4,464,285 shares issued and outstanding; aggregate liquidation preference of $2,218,274	2,170,198	1,915,198
Redeemable Convertible Series B-2 Preferred Stock, $.001 par value, 26,798,695 shares designated; 21,636,788 and 21,636,788 shares issued and outstanding at December 31, 2007 and 2006, respectively; aggregate liquidation preference of $12,976,035	12,689,587	11,139,788
Stockholders’ equity (deficit):
Common stock, $.001 par value, 60,000,000 shares authorized; 6,512,103 and 6,495,103 shares issued and outstanding at December 31, 2007 and 2006, respectively	6,665	6,495
Treasury stock, at cost	(1,882)	(1,882)
Accumulated deficit	(21,049,899)	(16,055,755)

Total stockholders’ equity (deficit)	(21,045,116)	(16,051,142)

Total liabilities and stockholders’ equity (deficit)	$6,715,800	$3,599,865

See accompanying notes.

.

Augmentix Corporation

Statements of Operations

	Years Ended December 31,
	2007	2006
Revenue:	$14,590,019	$6,646,847
Product revenue
Cost of revenue	7,956,073	4,241,208

Gross profit	6,633,946	2,405,639
Operating expenses:
Research and development	5,148,800	4,118,565
Sales and marketing	2,463,739	1,649,242
General and administrative	1,474,523	1,074,748
Loss on termination of contract	12,523	621,470

Total operating expenses	9,099,585	7,464,025

Loss from operations	(2,465,639)	(5,058,386)
Interest expense, net	(203,091)	(63,362)
Loss before provision for income taxes	(2,668,730)	(5,121,748)

Provision for income taxes	(66,340)	—

Net loss	$(2,735,070)	$(5,121,748)

See accompanying notes.

Augmentix Corporation

Statements of Stockholders’ Equity (Deficit)

					Additional Paid in Capital	Accumulated Deficit	Total Stockholders’ Equity (Deficit)
	Common Stock		Treasury Stock
	Shares	Amount	Shares	Amount
Balance at December 31, 2005	6,462,290	$6,462	(1,656,876)	$(1,882)	$—	$(8,947,728)	$(8,943,148)
Exercise of common stock options	32,813	33	—	—	951	—	984
Stock Based Compensation	—	—	—	—	4,300	—	4,300
Accretion of preferred stock	—	—	—	—	(5,251)	(1,986,279)	(1,991,530)
Net loss	—	—	—	—	—	(5,121,748)	(5,121,748)

Balance at December 31, 2006	6,495,103	6,495	(1,656,876)	(1,882)	—	(16,055,755)	$(16,051,142)
Fair value of warrants attached to notes payable	—	—	—	—	32,143	—	32,143
Exercise of common stock options	17,000	170	—	—	850	—	1,020
Stock Based Compensation	—	—	—	—	24,129	—	24,129
Accretion of preferred stock	—	—	—	—	(57,122)	(2,259,074)	(2,316,196)
Net loss	—	—	—	—	—	(2,735,070)	(2,735,070)

Balance at December 31, 2007	6,512,103	$6,665	(1,656,876)	$(1,882)	$—	$(21,049,899)	$(21,045,116)

Augmentix Corporation Statements of Cash Flows

	Years Ended December 31
	2007	2006
Cash Flows From Operating activities
Net loss	$(2,735,070)	$(5,121,748)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	216,085	195,035
Provision for doubtful accounts	—	(12,726)
Stock based compensation	24,129	4,300
Changes in operating assets and liabilities:
Trade accounts and other receivables	(2,726,482)	121,471
Inventory	(260,767)	965,058
Prepaid expenses and other current assets	(24,661)	19,006
Accounts payable	2,638,156	(452,002)
Accrued expenses	621,827	154,902
Accrued restructuring costs	(28,029)	(24,876)
Deferred revenue	(113,764)	(131,029)

Net cash used in operating activities	(2,388,576)	(4,282,609)
Cash Flows From Investing activities
Purchase of property and equipment	(873,515)	(40,005)

Net cash used in investing activities	(873,515)	(40,005)
Cash Flows From Financing activities
Proceeds from Issuance of Common Stock	1,020	984
Principal payments on debt	(42,334)	(41,000)
Proceeds from issuance of debt	2,750,000	—
Proceeds from Preferred Stock issuances, net of issuance costs	—	1,986,666

Net cash provided by financing activities	2,708,686	1,946,650

Net change in cash and cash equivalents	(553,405)	(2,375,964)
Cash and cash equivalents at beginning of year	668,019	3,043,983

Cash and cash equivalents at end of year	$114,614	$668,019

Supplemental disclosure of noncash investing and financing activities
Accretion of redeemable convertible preferred stock	$2,316,196	$1,991,530
Discount on notes payable for warrants	$32,143	$—

See accompanying notes.

Augmentix Corporation

Notes to Financial Statements

December 31, 2007

1. Organization

Augmentix Corporation (the Company) was incorporated under the laws of the state of Delaware on July 10, 2003 for the purpose of developing and marketing ruggedized computer solutions. Augmentix re-engineers and ruggedizes Dell PowerEdge Servers ™ and other select computers to provide solutions that are setting new standards for rugged devices - the latest technologies, extreme performance levels, enhanced functionality and reliability, and the potential for a low total cost of ownership for mission-critical, rugged computing solutions. Augmentix’s innovative business model allows the company to competitively challenge traditional rugged industry providers while enabling customers to enjoy extensive benefits including a common IT platform with Dell notebooks and servers. This commonality translates into more efficient, cost-effective IT deployment, management and maintenance, enabling the potential for lower product lifecycle costs. Augmentix’s growing customer base includes multiple project awards from customers in the US Marine Corps (USMC), Navy (SPAWAR), Army, Air National Guard, Air Force, US Coast Guard, Telecom, Mining, and Energy industries, as well as many of the top systems integrators.

The Company’s activities from inception through December 31, 2007, primarily consisted of establishing its facilities, recruiting personnel, conducting research and development, developing business activities, raising capital and launching its initial product platforms. The Company’s operating performance, including sustained losses and negative cash flows since inception, raises substantial doubt about the Company’s ability to continue as a going concern. The Company’s ability to meet its obligations in the ordinary course of business is dependent upon its ability to earn and collect revenue receipts under future sales of the Company’s products. Based on cash flows projections, management believes it will have adequate capital to meet its obligations in the ordinary course of business through December 31, 2008.

2. Summary of Significant Accounting Policies

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

Augmentix Corporation

Notes to Financial Statements (continued)

2. Summary of Significant Accounting Policies (continued)

Concentration of Credit Risk and Dependence on Certain Manufacturers

Financial instruments which potentially subject the Company to concentrations of credit risk consist of cash and cash equivalents and accounts receivable from a limited number of customers. The Company’s cash and cash equivalents are placed with high-credit, quality financial institutions. The Company has not experienced any significant losses in such accounts and the Company does not believe it is exposed to any significant credit risk on cash and cash equivalents.

The Company monitors all of its receivables to limit its financial exposure by limiting the length of time and amount of credit extended. The Company utilized an independent manufacturer to produce 100% of its finished goods inventory as of December 31, 2007 and 2006.

During 2007, the top 4 customers in sales represented 23%, 22%, 12% and 11% of total sales, and the top 4 customers in accounts receivable represented 36%, 27%, 19% and 11% of accounts receviable. During 2006, the top 2 customers in sales represented 43% and 32% of sales, and the top 2 customers in A/R represented 47% and 30% of accounts receivable.

Cash Equivalents

Cash equivalents primarily consist of cash deposits and liquid investments with original maturities of three months or less when purchased and are stated at cost.

Fair Value of Financial Instruments

The Company’s financial instruments consist principally of cash and cash equivalents, other current assets, accounts payable and accrued expenses. The Company believes all of the financial instruments’ recorded values approximate current market values.

Allowances for Doubtful Accounts

The Company maintains allowances for doubtful accounts for estimated losses resulting from the inability of the Company’s customers to make required payments. Delinquent account balances are written-off after management has determined that the likelihood of collection is not probable.

Augmentix Corporation

Notes to Financial Statements (continued)

2. Summary of Significant Accounting Policies (continued)

The Company continuously assesses the collectibility of outstanding customer invoices and in doing such; it maintains an allowance for estimated losses resulting from the non-collection of customer receivables. In estimating this allowance, the Company considers factors such as: historical collection experience; a customer’s current credit-worthiness; customer concentrations, age of the receivable balance, both individually and in the aggregate; and general economic conditions that may affect a customer’s ability to pay. Actual customer collections could differ from the Company’s estimates. For example, if the financial condition of the Company’s customers were to deteriorate, resulting in an impairment of their ability to make payments, additional allowances may be required.

Property and Equipment

Property and equipment are stated at cost. Depreciation of property and equipment is computed using the straight-line method, which amortizes the cost of the assets over their estimated useful lives. When depreciable assets are sold or retired, the related cost and accumulated depreciation are removed from the accounts. Any gains or losses are included in the other expenses in the Company’s statements of operations. Major additions and betterments are capitalized. Maintenance and repairs which do not materially improve or extend the lives of the respective assets are charged to operating expense as incurred.

Inventories

Inventories are valued at the lower of cost or market with cost computed on a first-in, first-out (FIFO) basis. Consideration is given to obsolescence, excessive levels, deterioration and other factors in evaluating net realizable value. The Company records write downs for excess and obsolete inventory equal to the difference between the cost of inventory and the estimated fair value based upon assumptions about future product life-cycles, product demand and market conditions. At the point of the loss recognition, a new, lower-cost basis for that inventory is established, and subsequent changes in facts and circumstances do not result in the restoration for increase in the newly established cost basis.

Augmentix Corporation

Notes to Financial Statements (continued)

2. Summary of Significant Accounting Policies (continued)

Impairment of Long-Lived Assets

Purchased intangible assets with finite lives are amortized using the straight-line method over the estimated economic lives of the assets, which range from one to three years. Long-lived assets, including identifiable intangible assets with finite lives to be held and used, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of such assets may not be recoverable. Determination of recoverability is based on an estimate of undiscounted future cash flows resulting from the use of the asset and its eventual disposition. Measurement of an impairment loss for long-lived assets that management expects to hold and use are based on the fair value of the asset. Long-lived assets to be disposed of are reported at the lower of carrying amount or fair value less costs to sell.

Revenue Recognition

Product revenue is recognized when persuasive evidence of an arrangement exists, delivery has occurred, the price is fixed or determinable, collectibility is probable and the risk of loss has passed to the customer. Revenue from product sales to customers that do not have rights of return, including product sales to Original Equipment Manufacturers (OEMs) and certain distributors, Value Added Resellers (VARs) and system integrators, are recognized upon shipment or when title transfers.

Income Taxes

The Company accounts for income taxes in accordance with Financial Accounting Standards Board Statement No. 109, Accounting for Income Taxes (SFAS No. 109). This Statement prescribes the use of the liability method whereby deferred tax asset and liability account balances are determined based on differences between financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse.

Effective January 1, 2007, the state of Texas changed its method of taxation from a franchise tax, which was based on taxable capital, to a tax based on gross margin. This change resulted in a different financial statement presentation of the tax to the state of Texas. Prior to January 1, 2007, the Texas franchise tax expense was included as a component of general and administrative expense in the accompanying statements of operations. The gross margin tax is presented as provision for income taxes during the year ended December 31, 2007.

Augmentix Corporation

Notes to Financial Statements (continued)

2. Summary of Significant Accounting Policies (continued)

Research and Development

The Company accounts for research and development costs in accordance with Financial Accounting Standards Board Statement No. 2, Accounting for Research and Development Costs, which requires that expenditures be expensed to operations as incurred.

Stock-Based Compensation

On January 1, 2006, the Company adopted the fair value measurement provisions of FASB Statement No. 123R, Share-Based Payments. In years prior to 2006, the Company had elected to account for employee stock-based compensation using the intrinsic value method as allowed by SFAS 123 and in accordance with APB Opinion No. 25, Accounting for Stock Issued to Employees. Under APB 25, no compensation expense was recognized for the Company’s stock option grants to employees as the exercise price was equal to the fair value of the common stock as of the date of grant.

The weighted-average grant date fair value of options granted was $0.02 for the year ended December 31, 2007.

Advertising

All advertising costs of the Company are expensed as incurred. Advertising expense was approximately $40,795 and $7,116 for the years ended December 31, 2007 and 2006, respectively.

Recent Accounting Pronouncements

In December 2007, the FASB issued SFAS No. 141 (Revised 2007), Business Combinations (“SFAS 141(R)”). SFAS 141(R) will significantly change the accounting for business combinations. Under SFAS 141(R), an acquiring entity will be required to recognize all the assets acquired and liabilities assumed in a transaction at the acquisition-date fair value with limited exceptions. SFAS 141(R) will change the accounting treatment for certain specific acquisition related items including: (1) expensing acquisition related costs as incurred; (2) valuing noncontrolling interests at fair value at the acquisition date; and (3) expensing restructuring costs associated with an acquired business. SFAS 141(R) also includes a substantial number of new disclosure requirements. SFAS 141(R) is to be applied prospectively to business

Augmentix Corporation

Notes to Financial Statements (continued)

2. Summary of Significant Accounting Policies (continued)

combinations for which the acquisition date is on or after January 1, 2009. The Company does not expect SFAS 141(R) will have an impact on the Company’s accounting for future business combinations since no acquisitions are anticipated in the immediate future.

In SFAS No. 160, Noncontrolling Interest in Consolidated Financial Statements — This new standard specifies that noncontrolling interests be reported as a part of equity, not as a liability or other item outside of equity. SFAS No. 160 will be effective for the Company beginning on January 1, 2009. The Company does not believe that the adoption of SFAS No. 160 will have a material impact on its results of operations or financial position.

In February 2007, the FASB issued SFAS No. 159, The Fair Value Option of Financial Assets and Financial Liabilities (“SFAS 159”), which allows entities to measure eligible financial instruments and certain other items at fair value. The Statement also establishes presentation and disclosure requirements designed to facilitate comparisons between companies that choose different measurement attributes for similar types of assets and liabilities. SFAS 159 is effective for fiscal years beginning after November 15, 2007. The Company does not believe that the adoption of SFAS 159 will have a material impact on its results of operations or financial position.

In September 2006, the FASB issued SFAS No. 157, Fair Value Measurements (“SFAS 157”), which defines fair value, establishes a framework for measuring fair value and expands disclosures about fair value measurements. SFAS 157 is effective for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. The Company does not believe that the adoption of SFAS 157 will have a material impact on its results of operations or financial position.

Augmentix Corporation

Notes to Financial Statements (continued)

3. Property and Equipment

Property and equipment consists of the following at December 31, 2007 and 2006:

	Depreciable Lives	Years Ended December 31,
		2007	2006
Equipment	3 years	$1,089,010	$235,909
Purchased software	1 year	148,411	139,568
Furniture and fixtures	3 years	174,262	162,691

		1,411,683	538,168
Accumulated depreciation		(603,437)	(387,352)

		$808,246	$150,816

Depreciation expense was $216,085 and $195,035 for the years ended December 31, 2007 and 2006, respectively.

4. Inventory

Inventories, net consist of the following at December 31, 2007 and 2006:

	December 31,
	2007	2006
Raw materials	$2,232,275	$1,971,508
Finished goods	—	—

	$2,232,275	$1,971,508

5. Leases, Commitments and Contingencies

The Company leases its office space under a non cancelable operating lease which expires during 2008. Future minimum lease payments required under this lease are approximately $41,000 in 2008.

Rent expense was approximately $75,000 and $9,000 for the years ended December 31, 2007 and 2006, respectively. In 2007 and 2006, as part of these lease transactions, the Company paid approximately $4,000 and $4,000, respectively, as deposits. In accordance with the lease agreement, the deposits will be returned within 30 days after the end of the lease, less any

Augmentix Corporation

Notes to Financial Statements (continued)

5. Leases, Commitments and Contingencies (continued)

portion retained for cleaning and repairing the premises. In the event of default by the Company under the lease agreements, the deposit will be applied to any indebtedness to the lessor. The aforementioned deposit is included in other assets at December 31, 2007 and 2006.

Amounts the Company will receive under non cancelable subleases are $22,473 and $44,946 for 2007 and 2008, respectively.

The Company encounters legal issues and disputes in the ordinary course of business. The Company does not believe these matters have a material effect on its December 31, 2007, financial position or results of operations.

6. Convertible Notes Payable

In 2004, the Company issued approximately $1,500,000 of convertible notes payable. In 2005, the convertible notes payable and related accrued interests were converted into approximately 4,464,285 shares of Series B-1 Convertible Preferred Stock in settlement of these notes.

7. Line of Credit and Term Loan

The Company has available a $12,000,000 revolving line of credit with a bank under an agreement dated December 6, 2007. Borrowings under the lines are secured by Company assets and bear interest at variable rates equal to the bank’s prime rate plus 1.00% to 1.75%. Borrowings under the line are subject to certain financial covenants and restrictions on liquidity, indebtedness, financial guarantees, business combinations, and other related items. The line of credit expires in December 2008.

As of December 31, 2007 and 2006, the Company had outstanding borrowings of $2,750,000 and $0 under the line of credit.

The line of credit is included in current liabilities in the accompanying balance sheet. The outstanding balance as of December 31, 2007 is presented net of discount of $32,143 for the fair value of warrants issued with the debt. The line of credit has been guaranteed by certain shareholders of the Company.

Augmentix Corporation

Notes to Financial Statements (continued)

7. Line of Credit and Term Loan (continued)

Term Loan

The Company has a $916,666 Term Loan under an agreement dated August 29, 2005. Borrowings under the Term Loan are secured by Company assets and bears interest at a variable rate equal to the bank’s prime rate plus 1.75%. As of December 31, 2007, the Company was in compliance with all debt covenants except for one covenant which requires a minimum equity balance. Per the debt agreement, the lender has the right to call the debt if the Company is not in compliance with this covenant. Accordingly, the Company has classified the entire balance of the related notes payable or $916,667, as current. If the Company were in compliance with this covenant, the Company would have classified $416,667 of the notes payable as long term because the related payments are due in 2009. The Term Loan is payable in one payment of $50,000 for principal and accrued interest on October 31, 2006, payments of interest only through January 31, 2008, then in 20 equal installments of principal and accrued interest commencing on January 31, 2008.

8. Preferred Stock

Series A Redeemable Convertible Preferred Stock

The Series A Redeemable Convertible Preferred Stock has the following characteristics:

Voting

Each preferred stockholder is entitled to the number of votes equal to the number of shares of common stock into which such shares of Series A Redeemable Convertible Preferred Stock could be converted at the record date.

Dividends

Holders of Series A Redeemable Convertible Preferred Stock are entitled to cumulative dividends, payable when as, and if declared by the Board of Directors (the Board), at a rate of 18% per share annually, in preference to any dividend on the Company’s common stock. There have been no dividends declared by the Board as of December 31, 2007 and 2006. At December 31, 2007 and 2006, the Company had dividends in arrears of $1,944,986 and $1,434,986, respectively.

Augmentix Corporation

Notes to Financial Statements (continued)

8. Preferred Stock

Liquidation

In the event of any liquidation, dissolution, or winding up of the Company, holders of Series A Redeemable Convertible Preferred Stock are entitled to receive an amount equal to $0.30 per share, plus all accrued and unpaid dividends. After payment to the holders of the Series A and B Redeemable Convertible Preferred Stock, the entire remaining assets and funds shall be distributed among the holders of the Preferred and Common Stock in proportion to the number of shares of Common Stock Held, until the payments to Series A and B Redeemable Convertible Preferred Stock Equal five times their original issue prices of $0.30 and $0.42, respectively. After this point, all remaining assets and funds of the Corporation will be paid to the Common Stockholders in proportion to the number of shares held.

Redemption rights

Not less than 15 nor more than 30 days prior to May 5, 2009, upon the written request of at least 66 2/3% of the holders of then outstanding Preferred Stock, the Company shall, to the extent it may lawfully do so, redeem in two annual installments, the shares specified in the written request at a price equal to the greater of (A) $0.30 per share plus a 17% annual rate of return from the original issue date through the Redemption date or (B) the Fair Market Value of the Series A Redeemable Convertible Preferred Stock at the Redemption date.

Conversion

Each share of Series A Redeemable Convertible Preferred Stock is convertible at the option of the holder at any time after the date of issuance at a conversion price determined by dividing the original Series A Issue Price by the Series A Conversion Price, which initially equals the Series A Issue Price. In the event the Company, at any time after the Series A Original Issue date shall issue additional shares of common stock; the Series A Conversion Price shall be adjusted as defined in the related agreement. Each share of Series A Redeemable Convertible Preferred Stock shall be automatically converted into common stock at the earlier of (i) a qualified public offering, as defined in the related agreement, in which the gross cash proceeds of such offering exceeds $35 million; or (ii) the holders of at least a majority, voting together as a single class, consent to such conversion.

Augmentix Corporation

Notes to Financial Statements (continued)

8. Preferred Stock

Protective provisions

The holders of at least a majority of the preferred stock voting together as a single class, must approve certain protective provisions as defined in the stock purchase agreements.

Series B-1 and B-2 Redeemable Convertible Preferred Stock

The Series B-1 and B-2 Redeemable Convertible Preferred Stock has the following characteristics:

Voting

Each Series B-1 and B-2 preferred stockholder is entitled to the number of votes equal to the number of shares of common stock into which such shares of Series B-1 and B-2 Redeemable Convertible Preferred Stock could be converted at the record date.

Dividends

Holders of Series B-1 and B-2 Redeemable Convertible Preferred Stock are entitled to cumulative dividends, payable when as, and if declared by the Board of Directors (the Board), at a rate of 18 % per share annually, in preference to any dividend on the Company’s common stock. There have been no dividends declared by the Board as of December 31, 2007 and 2006. At December 31, 2007 and 2006, the Company had dividends in arrears of $678,370 and $3,719,054 and $423,370 and $2,128,616 on its Series B-1 and Series B-2 Redeemable Convertible Preferred Stock, respectively.

Liquidation

In the event of any liquidation, dissolution, or winding up of the Company, holders of Series B-1 and B-2 Redeemable Convertible Preferred Stock are entitled to receive an amount equal $0.42 per share plus all accrued and unpaid dividends. If the assets are insufficient to pay the Preferred holders in full, then the assets shall be distributed ratably among the holders of Preferred Stock in proportion to the liquidation amounts. After payment to the holders of the Series A and Series B-1 and B-2 Redeemable Convertible Preferred Stock, the entire remaining assets and funds shall be distributed among all holders of the Preferred and Common Stock in proportion to the shares of Common Stock then held, until the payments to Series A and B Redeemable

Augmentix Corporation

Notes to Financial Statements (continued)

8. Preferred Stock

Convertible Preferred Stock equal five times their original issue prices of $0.30 and $0.42, respectively. After this point, all remaining assets and funds of the Corporation will be paid to the Common Stockholders in proportion to number of shares held.

Redemption rights

Not less than 15 nor more than 30 days prior to May 5, 2009, upon the written request of at least 66 2/3% of the holders of then outstanding Preferred Stock, the Company shall, to the extent it may lawfully do so, redeem in two annual installments, the shares specified in the written request at a price equal to the greater of (A) $0.336 and $0.42 per share for Series B-1 and B-2, respectively, plus a 17% annual rate of return from the original issue date through the Redemption date or (B) the Fair Market Value of the Series B-1 and B-2 Redeemable Preferred Stock at the Redemption date.

Conversion

Each share of Series B-1 and B-2 Redeemable Convertible Preferred Stock is convertible at the option of the holder at any time after the date of issuance at a conversion price determined by dividing the original Series B Issue Price by the Series B Conversion Price, which initially equals the Series B Issue Price. In the event the Company, at any time after the Series B-1 and B-2 Original Issue date, shall issue additional shares of common stock, the Series B-1 and B-2 Conversion Price shall be adjusted as defined in the related agreement. Each share of Series B-1 and B-2 Redeemable Convertible Preferred Stock shall be automatically converted into common stock at the earlier of (i) a qualified public offering, as defined in the related agreement, in which the gross cash proceeds of such offering exceeds $35 million; or (ii) the holders of at least a majority, voting together as a single class, consent to such conversion.

Protective Provisions

The holders of at least a majority of the preferred stock voting together as a single class, must approve certain protective provisions as defined in the stock purchase agreements.

9. Capital Stock

As of December 31, 2007, the Company has authorized 101,544,646 shares of capital stock, of which 60,000,000 shares are authorized to be issued as common stock and 41,554,646 shares are authorized to be issued as preferred stock.

Augmentix Corporation

Notes to Financial Statements (continued)

10. Stock Option Plan

In July 2003, the Company adopted the Stock Option Plan (the Plan) under which officers and employees may be granted incentive and nonqualified options to purchase shares of the Company’s common stock. Options are generally granted to employees at 100% of the fair value at the date of the grant. The fair value, rate of exercisability, and expiration dates of the options granted are determined by the Board at the time of grant.

The maximum term of options granted under the Plan is 10 years from the date of grant. Options generally vest as follows: 25% after twelve months then ratably over 36 successive equal monthly installments upon completion of each of the next (36) months of service thereafter. Options under the Plan are generally exercisable immediately upon vesting. The Company also has the right of first refusal for any proposed disposition of shares under the Plan.

We adopted the measurement provisions of FAS 123R using the prospective method. Under this approach, all stock-based compensation granted subsequent to January 1, 2006, including stock option grants, will be expensed to compensation and benefits evenly (straight-line) over the vesting period based on the fair value at the date of the stock-based compensation grant. The adoption of the measurement provisions of FAS 123R increased 2007 net loss by $4,300.

The fair value of each option grant is estimated using the Black-Scholes option pricing model. The weighted-average assumptions used are as follows:

Expected dividend yield	0.00%
Risk-free interest rate	4.5%
Expected Life in years	6.25
Expected volatility	25%
Fair Value of Options granted	$0.02

The risk-free interest rate is based on a 7-year US Treasury Note published rate at the date of grant. The expected life is an estimate of the period of time options are expected to remain outstanding, based on past behavior and expected future behavior. The expected volatility is based on the averaged volatility of nine similar public companies. The common stock was valued by a third-party valuation company on a non-marketable minority interest basis.

Augmentix Corporation

Notes to Financial Statements (continued)

10. Stock Option Plan (continued)

A summary of stock options granted to employees for the year ended December 31, 2007 is noted below:

	Options	Exercise Price	Weighted Average Exercise Price
Options outstanding at December 31, 2006	5,362,558	$0.0300-0.0625	$0.0587
Granted	5,477,198	$0.0625	$0.0625
Exercised	(17,000)	$0.0600	$0.0600
Cancelled	(3,509,351)	$0.0300-0.0625	$0.0616

Options outstanding at December 31, 2007	7,313,405	$0.0300-0.0625	$0.0602

At December 31, 2007 and 2006, the Company has reserved 11,000,000 and 10,000,000, respectively, shares of its common stock for issuance under the Plan. As of December 31, 2007 and 2006, there were 161,993 and 1,129,839 options, respectively, available for grant.

The following table summarizes information concerning outstanding options as of December 31, 2007:

	Options Outstanding			Options Vested and Outstanding
Exercise Price	Number	Weighted-Average Remaining Contractual Life	Weighted Average Exercise Price	Number	Weighted Average Exercise Price
$0.0300	319,405	7.1	$0.0300	225,871	$0.0300
$0.0600	1,094,000	7.4	$0.0600	606,354	$0.0600
$0.0625	5,900,000	8.2	$0.0625	420,280	$0.0625

	7,313,405			1,252,505

Augmentix Corporation

Notes to Financial Statements (continued)

11. Income Taxes

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. As of December 31, 2007 and 2006, total deferred tax assets were $5,452,348 and $4,581,954, respectively. Deferred tax assets are attributable to temporary differences and carryforwards, primarily net operating loss carryforwards and accrued liabilities and reserves.

The Company has established a valuation allowance equal to the net deferred tax asset due to uncertainties regarding the realization of the deferred tax assets based on the Company’s lack of earnings history. The valuation allowance increased by $870,394 and $2,029,643 during the years ended December 31, 2007 and 2006, respectively, due to operations.

Effective January 1, 2007, the state of Texas changed its method of taxation from a franchise tax, which was based on taxable capital, to a tax based on gross margin. This change resulted in a different financial statement presentation of the tax to the state of Texas. Prior to January 1, 2007, the Texas franchise tax expense was included as a component of general and administrative expense in the accompanying statements of operations. The gross margin tax of $66,340 is presented as provision for income taxes during the year ended December 31, 2007.

The Company’s provision for income taxes differs from the expected tax benefit amount computed by applying the statutory federal income tax rate of 34% to loss before income taxes due primarily to the application of the valuation allowance and the Texas gross margin tax.

12. Loss on Termination of Contract

The Company entered into a contract with a customer in 2006. The customer terminated the contract in 2007. The Company had purchased inventory to fulfill the contract and had to dispose of the inventory at a loss of $621,470 in 2006 and $12,523 in 2007. The related loss is included in operating loss as “loss on termination of contract”.

Augmentix Corporation

Notes to Financial Statements (continued)

13. Subsequent Events

On February 29, 2008, the Company signed a new facility lease agreement for May 2008-May 2010. The lease includes monthly rental payments of $12,876 for a total commitment of $321,900.

On March 25, 2008, the Company issued 2,380,953 shares of Series B-3 preferred stock for total proceeds of $1,000,000.